UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2007
INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction		Identification No.)
of Incorporation)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure
     On April 5, 2007, Inverness issued a press release relating to the matters discussed below. A copy of that press release is attached hereto and incorporated herein by reference to Exhibit 99.4 hereto.
Item 8.01.  Other Items
     On April 4, 2007, Inverness Medical Innovations, Inc. (AMEX: IMI) (“Inverness”) submitted a proposal to acquire Biosite Incorporated (NASDAQ: BSTE) (“Biosite”) in a cash merger transaction for $90.00 per share, payable in cash. The foregoing summary is qualified in its entirety by reference to the copy of the proposal letter delivered to Biosite attached as Exhibit 99.1 hereto and incorporated herein by reference. Copies of commitment letters to finance Inverness’ proposal are attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference.
     This report on form 8-K may contain forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness’ current views with respect to future events and are based on management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with the timing of and costs of financing commitments and general competitive factors, market and economic conditions generally, the demand for the acquired products, the ability of Inverness to successfully develop and commercialize the acquired products, the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the period ended December 31, 2006, and other factors identified from time to time in its periodic filings with the Securities and Exchange Commission. Risks and uncertainties relating to the proposed transaction include without limitation the risks that: Biosite will not terminate its merger agreement with Beckman Coulter; Biosite will not enter into any definitive agreement with Inverness or, if entered into, that the terms of any agreement will be materially different from those described above; Inverness will not obtain the requisite debt financing for the transaction; the anticipated benefits of the transaction will not be realized; the changes to infrastructure will not be realized or will cost more than anticipated; Inverness’ financial results will be different from those anticipated when the effects on cash-based EPS were calculated; the closing conditions to any transaction that may be entered into are not realized; and the proposed transactions will not be consummated. Inverness undertakes no obligation to update any forward-looking statements contained herein.
Additional Information About the Proposed Transaction and Where to Find It:
This material relates to a business combination transaction with Biosite proposed by Inverness, which may become the subject of a proxy statement filed with the Securities and Exchange Commission (“SEC”). This material is not a substitute for the proxy statement that Biosite would file with the SEC if any agreement is reached. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS IF, AND WHEN, THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. All such documents, if filed, would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to Biosite, 11030 Roselle St., San Diego, CA 92121 (619) 455-4808.

Participants in any solicitation that may occur in the event Inverness and Biosite enter into the proposed cash merger transaction:
In the event a transaction is entered into by and between Inverness and Biosite, Biosite and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Biosite shareholders in connection with the proposed transaction.
Information about Biosite’s directors and executive officers is available in Biosite’s proxy statement for its 2006 annual meeting of stockholders, as filed with the SEC on April 28, 2006.
Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.
(d)  Exhibits.

99.1	Proposal, dated April 4, 2007, of Inverness Medical Innovations, Inc. to Biosite Incorporated.

99.2	Commitment Letter among General Electric Capital Corporation, UBS Loan Finance LLC and Inverness Medical Innovations,Inc. dated April 4, 2007.

99.3	Commitment Letter among UBS Loan Finance LLC, UBS Securities LLC, General Electric Capital Corporation and Inverness Medical Innovations, Inc. dated April 4, 2007

99.4	Press Release, dated April 5, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: April 5, 2007	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance